Rule 424(b)(3)               Pricing Supplement:  Number 16  December 21, 2000
File No. 33-53327            (To Prospectus dated May 25, 1994, and
                             Prospectus Supplement dated June 15, 1995)


                     E. I. DU PONT DE NEMOURS AND COMPANY
                          MEDIUM-TERM NOTES, SERIES G
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CUSIP:  26353LHW4                        Original Issue Date:  12/21/2000

Form:  Book-Entry                        Maturity Date:  12/21/2040

Principal Amount:  $41,000,000           Interest Rate Formula:  3-Month USD
                                           LIBOR per Telerate Page 3750 Minus
Issue Price:  100.00%                      0.30%

                                         Initial Interest Rate:  6.22%

Interest Reset and Payment Dates:
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Interest reset and payments are quarterly on the 21st of March, June,
September, and December of each year beginning on March 21, 2001 and as per the conditions further provided in the Prospectus Supplement dated June 15, 1995. Interest Reset Determination Date is two London Business Days prior to reset.

Redemption at DuPont's Option:
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The Notes cannot be redeemed prior to the Maturity Date.

Repayment at the Option of the Holder:
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The holder of the Notes may elect to cause DuPont to repurchase the Notes, in whole or in part, under the conditions provided in the Prospectus Supplement dated June 15, 1995, on December 21st of each of the years set forth below, at the amounts set forth below (expressed as percentages of the principal amount of the Notes) corresponding to the years set forth below, together with any accrued interest to the Repurchase Date:

                   Repurchase Date          Repurchase Price
                      12/21/2010                  99.00%
                      12/21/2013                  99.25%
                      12.21/2016                  99.50%
                      12/21/2019                  99.75%
                      12/21/2022                 100.00%

Puttable at Par every three years thereafter until maturity.

Discount Note:  No                         Agent's Commission:  1.00%
Agent:  UBS Warburg LLC                    Calculation Agent:  Chase Manhattan
                                             Bank, Global Trust Services